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                              3,000,000 SHARES(1)

                                 ANTIGENICS INC.

                                  COMMON STOCK

                               PURCHASE AGREEMENT

                                                     _____________________, 2000

U.S. BANCORP PIPER JAFFRAY INC.
FLEETBOSTON ROBERTSON STEPHENS INC.
  As Representatives of the several
  Underwriters named in Schedule I hereto
c/o U.S. Bancorp Piper Jaffray Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, Minnesota  55402

Ladies and Gentlemen:

         Antigenics Inc., a Delaware corporation (the "Company"), proposes to sell to the several Underwriters named in Schedule I hereto (the "Underwriters") an aggregate of 3,000,000 shares (the "Firm Shares") of Common Stock, $.01 par value per share (the "Common Stock"), of the Company. The Firm Shares consist of 3,000,000 authorized but unissued shares of Common Stock to be issued and sold by the Company. The Company has also granted to the several Underwriters an option to purchase up to 450,000 additional shares of Common Stock, on the terms and for the purposes set forth in Section 3 hereof (the "Option Shares"). The Firm Shares and any Option Shares purchased pursuant to this Purchase Agreement are herein collectively called the "Securities."

         Concurrently with the issuance and sale of the Securities on the First Closing Date (as defined below), the Company and Antigenics L.L.C. will consummate a merger whereby Antigenics L.L.C. will merge with and into the Company (the "Merger").

--------

(1) Plus an option to purchase up to 450,000 additional shares to cover over-allotments.


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         The Company and Antigenics L.L.C. hereby confirm their agreement with respect to the sale of the Securities to the several Underwriters, for whom you are acting as Representatives (the "Representatives").

         1. Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333-91747) with respect to the Securities, including a preliminary form of prospectus, has been prepared by the Company in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission; one or more amendments to such registration statement have also been so prepared and have been, or will be, so filed; and, if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b). Copies of such registration statement(s) and amendments and each related preliminary prospectus have been, or in the case of a registration statement pursuant to Rule 462(b) will be, delivered to you.

         If the Company has elected not to rely upon Rule 430A of the Rules and Regulations, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus (including a term sheet meeting the requirements of Rule 434 of the Rules and Regulations). If the Company has elected to rely upon Rule 430A of the Rules and Regulations, it will prepare and file a prospectus (or a term sheet meeting the requirements of Rule 434) pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. Such registration statement as amended at the time it is or was declared effective by the Commission, and, in the event of any amendment thereto after the effective date and prior to the First Closing Date (as hereinafter defined), such registration statement as so amended (but only from and after the effectiveness of such amendment), including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rules 430A(b) and 434(d) of the Rules and Regulations, is hereinafter called the "Registration Statement." The prospectus included in the Registration Statement at the time it is or was declared effective by the Commission is hereinafter called the "Prospectus," except that if any prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations provided by the Company for use with a prospectus subject to completion within the meaning of Rule 434 in order to meet the requirements of Section 10(a) of the Rules and Regulations) filed by the Company with the Commission pursuant to Rule 424(b) (and Rule 434, if applicable) of the Rules and Regulations or any other such prospectus provided to the Underwriters by the Company for use in connection with the offering of the Securities (whether or not required to be filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations) differs from the prospectus on file at the time the Registration Statement is or was declared effective by the Commission, the term "Prospectus" shall refer to such differing prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) from and after the time such prospectus is filed with the Commission or transmitted to the Commission for


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filing pursuant to such Rule 424(b) (and Rule 434, if applicable) or from and after the time it is first provided to the Underwriters by the Company for such use. The term "Preliminary Prospectus" as used herein means the preliminary prospectus included in Amendment No. 1 to the Registration Statement, as such prospectus shall have been amended or supplemented prior to the time the Registration Statement becomes or became effective under the Act and any prospectus subject to completion as described in Rule 430A or 434 of the Rules and Regulations.

         As part of the offering contemplated by this Agreement, U.S. Bancorp Piper Jaffray Inc. ("Piper Jaffray") has agreed to reserve out of the Securities set forth opposite its name on Schedule I to this Agreement, up to 150,000 shares, for sale to the Company's employees, officers and directors and other parties associated with the Company (collectively, "Participants"), as set forth in the Prospectus under the heading "Underwriting" (the "Directed Share Program"). The Securities to be sold by Piper Jaffray pursuant to the Directed Share Program (the "Directed Shares") will be sold by Piper Jaffray pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participants by the end of the business day on which this Agreement is executed will be offered to the public by Piper Jaffray as set forth in the Prospectus.

         2. Representations and Warranties of the Company and Antigenics L.L.C.

                  (a) Each of the Company and Antigenics L.L.C. represents and warrants to, and agrees with, the several Underwriters as follows:

                  (i) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission and each Preliminary Prospectus, at the time of filing thereof, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any Preliminary Prospectus in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof.

                  (ii) As of the time the Registration Statement (or any post-effective amendment thereto, including a registration statement (if any) filed pursuant to Rule 462(b) of the Rules and Regulations increasing the size of the offering registered under the Act) is or was declared effective by the Commission, upon the filing or first delivery to the Underwriters of the Prospectus (or any supplement to the Prospectus (including any term sheet meeting the requirements of Rule 434 of the Rules and Regulations)) and at the First Closing Date and Second Closing Date (as hereinafter defined), (A) the Registration Statement and Prospectus (in each case, as so amended and/or supplemented) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, (B) the Registration Statement (as so amended) did not or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (C) the Prospectus (as so supplemented) did not


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         or will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they are or were made, not misleading; except that the foregoing shall not apply to statements in or omissions from any such document in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation thereof. If the Registration Statement has been declared effective by the Commission, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceeding for that purpose has been initiated or, to the Company's knowledge, threatened by the Commission.

                  (iii) The financial statements of Antigenics L.L.C., together with the notes thereto, set forth in the Registration Statement and Prospectus comply in all material respects with the requirements of the Act and fairly present the financial condition of Antigenics L.L.C. as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein); and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or schedules are required to be included in the Registration Statement or Prospectus. KPMG LLP, which has expressed its opinion with respect to the financial statements and schedules filed as a part of the Registration Statement and included in the Registration Statement and Prospectus, are independent public accountants as required by the Act and the Rules and Regulations.

                  (iv) Each of the Company, Antigenics L.L.C. and its subsidiary has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company, Antigenics L.L.C. and its subsidiary has full power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign entity in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon its business, condition (financial or otherwise) or properties, taken as a whole. The Company has no subsidiaries.

                  (v) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, none of the Company nor Antigenics L.L.C. or its subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its equity capital or capital stock; and there has not been any change in the equity capital or capital stock (other than a change in the number of outstanding shares of Common Stock or members' equity units of Antigenics L.L.C. due to the issuance of shares or units upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt,


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         or any issuance of options, warrants, convertible securities or other rights to purchase the equity capital or capital stock, of the Company, Antigenics L.L.C. or its subsidiary, or any material adverse change, or any development involving a prospective material adverse change, in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company or Antigenics L.L.C. and its subsidiary, taken as a whole.

                  (vi) Except as set forth in the Prospectus, there is not pending or, to the knowledge of the Company or Antigenics L.L.C., threatened or contemplated, any action, suit or proceeding to which the Company, Antigenics L.L.C. or its subsidiary is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise), business, prospects, net worth or results of operations of the Company and its subsidiaries, taken as a whole.

                  (vii) There are no contracts or documents of the Company, Antigenics L.L.C. or its subsidiary that are required to be filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations that have not been so filed.

                  (viii) This Agreement has been duly authorized, executed and delivered by each of the Company and Antigenics L.L.C., and constitutes a valid, legal and binding obligation of the Company and Antigenics L.L.C., enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which the Company or Antigenics L.L.C. is a party or by which either of them is bound or to which any of their respective property is subject, the Company's or Antigenics L.L.C.'s charter or by-laws or similar organizational documents, or any order, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Company or Antigenics L.L.C. or any of their respective properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the Merger and the issuance or sale of the Securities by the Company, except such as may be required under the Act or state securities or blue sky laws and, with respect to the Merger, the filings contemplated by the Merger Agreement, which filings will be made on or prior to the First Closing Date; and each of the Company and Antigenics L.L.C. has full power and authority to enter into this Agreement and the Company has full power and authority to authorize, issue and sell the Securities as contemplated by this Agreement.



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                  (ix) All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities, and the holders thereof are not subject to personal liability by reason of being such holders; the Securities which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms hereof, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement and Prospectus. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument to which the Company is a party or by which the Company is bound. Except as described in the Registration Statement and the Prospectus, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company. All of the issued and outstanding shares of capital stock of Antigenics L.L.C.'s subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise described in the Registration Statement and Prospectus and except for any directors' qualifying shares, Antigenics L.L.C. owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. Except as described in the Registration Statement and the Prospectus, there are no options, warrants, agreements, contracts or other rights in existence to purchase or acquire from the Company, Antigenics L.L.C. or its subsidiary any shares of the capital stock or equity interests in the Company, Antigenics L.L.C. or its subsidiary. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement and the Prospectus.

                  (x) As of the date hereof, in the case of Antigenics L.L.C. and its subsidiary, and as of the date hereof and after giving effect to the Merger, in the case of the Company, (a) the Company, Antigenics L.L.C. and its subsidiary hold, and are operating in compliance in all material respects with, all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body required for the conduct of their business and all such franchises, grants, authorizations, licenses, permits, easements, consents, certifications and orders are valid and in full force and effect and (b) the Company, Antigenics L.L.C. and its subsidiary are in compliance in all material respects with all applicable federal, state, local and foreign laws, regulations, orders and decrees.

                  (xi) As of the date hereof, in the case of Antigenics L.L.C. and its subsidiary, and as of the date hereof and after giving effect to the Merger, in the case of the Company, the


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         Company and its subsidiaries have good and marketable title to all property described in the Registration Statement and Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus; the property held under lease by the Company, Antigenics L.L.C. and its subsidiary is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company, Antigenics L.L.C. or its subsidiary.

                  (xii) Except as described in the Registration Statement and Prospectus, as of the date hereof, in the case of Antigenics L.L.C. and its subsidiary, and as of the date hereof and after giving effect to the Merger, in the case of the Company, the Company, Antigenics L.L.C. and its subsidiary own or possess all patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of the business of the Company, Antigenics L.L.C. and its subsidiary as currently carried on by Antigenics L.L.C. and as described in the Registration Statement and Prospectus; except as stated in the Registration Statement and Prospectus, no name which the Company, Antigenics L.L.C. or its subsidiary uses and, to the best knowledge of the Company and Antigencis L.L.C., no other aspect of the business of the Company, Antigenics L.L.C. or its subsidiary will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, tradenames, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company or Antigenics L.L.C., and none of the Company, Antigenics L.L.C. or its subsidiary has received any notice alleging any such infringement or fee.

         (xiii) None of the Company, Antigenics L.L.C. or its subsidiary is in violation of its respective charter or by-laws or similar organizational documents or in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company, Antigenics L.L.C. or its subsidiary is subject.

                  (xiv) The Company, Antigenics L.L.C. and its subsidiary have filed all federal, state, local and foreign income and franchise tax returns required to be filed prior to the date hereof and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company, Antigenics L.L.C. or its subsidiary is contesting in good faith.

                  (xv) Neither the Company nor Antigenics L.L.C. has distributed nor will they distribute any prospectus or other offering material in connection with the offering and sale


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         of the Securities other than any Preliminary Prospectus or the
         Prospectus or other materials permitted by the Act to be distributed by the Company or Antigenics L.L.C.

                  (xvi) On the date the Registration Statement became or becomes effective, the Company's Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), became or will become effective.

                  (xvii) Other than Adjucine Therapeutics, Inc., a wholly owned subsidiary of Antigenics L.L.C., neither Antigenics L.L.C. nor the Company owns any capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

                  (xviii) Each of the Company and Antigenics L.L.C. maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xix) Other than as contemplated by this Agreement, neither the Company nor Antigenics L.L.C. has incurred any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (xx) Neither Antigenics L.L.C. nor the Company is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, the Company will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (xxi) No material labor dispute with the employees of the Company, Antigenics L.L.C. or its subsidiary exists, except as described in the Registration Statement and the Prospectus, or, to the knowledge of the Company or Antigenics L.L.C., is imminent; and neither the Company nor Antigenics L.L.C. is aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company or on Antigenics L.L.C. and its subsidiary, taken as a whole.

                  (xxii) The Company, Antigenics L.L.C. and its subsidiary are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; none of the


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         Company, Antigenics L.L.C. or its subsidiary has been refused any insurance coverage sought or applied for; and none of the Company, Antigenics L.L.C. or its subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company or on Antigenics L.L.C. and its subsidiary, taken as a whole, except as described in the Prospectus.

                  (xxiii) Neither the Company nor Antigenics L.L.C. has offered, or caused the Underwriters to offer, Securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (A) a customer or supplier of the Company or Antigenics L.L.C. to alter the customer's or supplier's level or type of business with the Company or Antigenics L.L.C., or (B) a trade journalist or publication to write or publish favorable information about the Company or Antigenics L.L.C. or their products.

                  (xxiv) (i) The Registration Statement, the Prospectus and any Preliminary Prospectus comply in all material respects, and any further amendments or supplements thereto will comply in all material respects, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program, and (ii) no authorization, approval, consent, license, order, registration or qualification of or with any government, governmental instrumentality or court, other than such as have been obtained, is necessary under the securities laws and regulations of foreign jurisdictions in which the Directed Shares are offered outside the United States.

                  (xxv) As of the date hereof, in the case of Antigenics L.L.C. and its subsidiary, and as of the date hereof and after giving effect to the Merger, in the case of the Company, the Company, Antigenics L.L.C. and its subsidiary (A) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (C) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company or on Antigenics L.L.C. and its subsidiary, taken as a whole.

                  (xxvi) There has been no storage, disposal, generation, manufacture, refinement, transportation, handling or treatment of medical wastes, toxic wastes, hazardous wastes or hazardous substances by the Company, Antigenics L.L.C. or its subsidiary (or, to the knowledge of the Company and Antigenics L.L.C., any of their predecessors in interest) at,


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         upon or from any of the property now or previously owned or leased by the Company, Antigenics L.L.C. or its subsidiary in violation of any applicable law, ordinance, rule, regulation, order, judgment, decree or permit or which would require remedial action under any applicable law, ordinance, rule, regulation, order, judgment, decree or permit, except for any violation or remedial action which would not have, or could not be reasonably likely to have, singularly or in the aggregate with all such violations and remedial actions a material adverse effect on the Company or on Antigenics L.L.C. and its subsidiary, taken as a whole; there has been no material spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto such property or of any medical wastes, toxic wastes, hazardous wastes or hazardous substances due to or caused by the Company, Antigenics L.L.C. or its subsidiary or with respect to which the Company, Antigenics L.L.C. or its subsidiary had knowledge, except for any such spill, discharge, leak, emission, injection, escapes, dumpings or releases which would not have or would not be reasonably likely to have, singularly or in the aggregate with all such spills, discharges, leaks, emissions, injections, escapes, dumpings or releases, a material adverse effect on the Company or on Antigenics L.L.C. and its subsidiary, taken as a whole; and the terms "hazardous substances," "toxic wastes," "hazardous wastes" and "medical wastes" shall have the meanings specified in any applicable local, state, federal and foreign laws or regulations with respect to environmental protection.

                  (xxvii) The Merger Agreement dated as of __________, 2000, between the Company and Antigenics L.L.C. has been duly authorized, executed and delivered by each of the Company and Antigenics L.L.C. and constitutes a legal, valid and binding obligation of each of the Company and Antigenics L.L.C. enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to general principles of equity). All conditions to the consummation of the Merger other than the issuance and sale of the Securities on the First Closing Date have been either satisfied or validly waived on or prior to the date hereof.

                  (b) Any certificate signed by any officer of the Company or Antigenics L.L.C. and delivered to you or to counsel for the Underwriters shall be deemed a representation and warranty by the Company or Antigenics L.L.C. to each Underwriter as to the matters covered thereby.

         3.       Purchase, Sale and Delivery of Securities.

                  (a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 3,000,000 Firm Shares to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto. The purchase price for each Firm Share shall be $ per share. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (c) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule I.

         The Firm Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by same day funds payable to the order of the Company at the offices of U.S. Bancorp Piper Jaffray, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable, at 9:00 a.m. Central time on the third (or if the Securities are priced, as contemplated by Rule 15c6-1(c) under the Exchange Act, after 4:30 p.m. Eastern time, the fourth) full business day following the date hereof, or at such other time and date as you and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act, such time and date of delivery being herein referred to as the "First Closing Date." If the Representatives so elect, delivery of the Firm Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Firm Shares, in definitive form and in such denominations and registered in such names as you may request upon at least two business days' prior notice to the Company, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the First Closing Date at the offices of U.S. Bancorp Piper Jaffray, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

                  (b) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby grants to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representatives to the Company setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the certificates for the Option Shares are to be registered and the date and time, as determined by you, when the Option Shares are to be delivered, such time and date being herein referred to as the "Second Closing" and "Second Closing Date," respectively; provided, however, that the Second Closing Date shall not be earlier than the First Closing Date nor earlier than the second business day after the date on which the option shall have been exercised. The number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representatives in such manner as the Representatives deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

         The Option Shares will be delivered by the Company to you for the accounts of the several Underwriters against payment of the purchase price therefor by same day funds payable to the order of the Company at the offices of U.S. Bancorp Piper Jaffray, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable at 9:00 a.m., Central time, on the Second Closing Date. If the Representatives so elect, delivery of the Option

Shares may be made by credit through full fast transfer to the accounts at The Depository Trust Company designated by the Representatives. Certificates representing the Option Shares in definitive form and in such denominations and registered in such names as you have set forth in your notice of option exercise, will be made available for checking and packaging not later than 10:30 a.m., Central time, on the business day next preceding the Second Closing Date at the office of U.S. Bancorp Piper Jaffray, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota, or such other location as may be mutually acceptable.

                  (c) It is understood that you, individually and not as Representatives of the several Underwriters, may (but shall not be obligated to) make payment to the Company on behalf of any Underwriter for the Securities to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company.

         4.       Covenants.

                  (a) The Company and Antigenics L.L.C. covenant and agree with the several Underwriters as follows:

                  (i) If the Registration Statement has not already been declared effective by the Commission, the Company will use its best efforts to cause the Registration Statement and any post-effective amendments thereto to become effective as promptly as possible; the Company will notify you promptly of the time when the Registration Statement or any post-effective amendment to the Registration Statement has become effective or any supplement to the Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or additional information; if the Company has elected to rely on Rule 430A of the Rules and Regulations, the Company will prepare and file a Prospectus (or term sheet within the meaning of Rule 434 of the Rules and Regulations) containing the information omitted therefrom pursuant to Rule 430A of the Rules and Regulations with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b), 430A and 434, if applicable, of the Rules and Regulations; if the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file a registration statement with respect to such increase with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b); the Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) that, in your reasonable opinion, may be necessary or advisable in connection with the distribution of the Securities by the Underwriters; and the Company will not file any amendment or supplement to the Registration Statement or

         Prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

                  (ii) The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

                  (iii) Within the time during which a prospectus (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) relating to the Securities is required to be delivered under the Act, the Company will comply as far as it is able with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Securities as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Company will promptly notify you and will amend the Registration Statement or supplement the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

                  (iv) The Company will use its best efforts to qualify the Securities for sale under the securities laws of such jurisdictions as you reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Securities, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or to execute a general consent to service of process in any state.

                  (v) The Company will furnish to the Underwriters copies of the Registration Statement (two of which will be signed and will include all exhibits), each Preliminary Prospectus, the Prospectus, and all amendments and supplements (including any term sheet within the meaning of Rule 434 of the Rules and Regulations) to such documents, in each case as soon as available and in such quantities as you may from time to time reasonably request.

                  (vi) During a period of five years commencing with the date hereof, the Company will furnish to the Representatives, and to each Underwriter who may so request in writing, copies of all periodic and special reports furnished to the stockholders of the Company and all information, documents and reports filed with the Commission, the National Association of Securities Dealers, Inc., NASDAQ or any securities exchange.

                  (vii) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company's current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations.

                  (viii) The Company and Antigenics L.L.C., whether or not the transactions contemplated hereunder are consummated or this Agreement is prevented from becoming effective under the provisions of Section 9(a) hereof or is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Securities, (B) all expenses and fees (including, without limitation, fees and expenses of the Company's accountants and counsel but, except as otherwise provided below, not including fees of the Underwriters' counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Securities, each Preliminary Prospectus, the Prospectus, and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, (C) all filing fees and fees and disbursements of the Underwriters' counsel incurred in connection with the qualification of the Securities for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate in accordance with Section 4(a)(iv) hereof, (D) the fees and expenses of any transfer agent or registrar, (E) the filing fees and other fees and expenses (including, without limitation, the reasonable fees and disbursements of the Underwriters' counsel) incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, (F) listing fees, if any, (G) all fees and disbursements of special or local counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program and (H) all other costs and expenses incident to the performance of their obligations hereunder that are not otherwise specifically provided for herein. If the sale of the Securities provided for herein is not consummated by reason of action by the Company pursuant to Section 9(a) hereof which prevents this Agreement from becoming effective, or by reason of any failure, refusal or inability on the part of the Company or Antigenics L.L.C. to perform any agreement on their part to be performed, or because any other condition of the Underwriters' obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company and Antigenics L.L.C. will reimburse the several Underwriters for all reasonable out-of-pocket disbursements (including fees and disbursements of counsel) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Securities or in contemplation of performing their obligations hereunder. Neither the Company nor Antigenics L.L.C. shall in any event be liable to any of the Underwriters for loss of anticipated profits from the transactions covered by this Agreement.

                  (ix) The Company will apply the net proceeds from the sale of the Securities to be sold by it hereunder for the purposes set forth in the Prospectus and will file such reports or provide such information to the Commission with respect to the sale of the Securities and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

                  (x) Neither the Company nor Antigenics L.L.C. will, without your prior written consent, offer for sale, sell, contract to sell, grant any option for the sale of or otherwise issue or dispose of any Common Stock or any securities convertible into (as a result of the Merger or otherwise) or exchangeable for, or any options or rights to purchase or acquire, Common Stock, except (i) for the sale by the Company of the Securities to the Underwriters pursuant to this Agreement, (ii) for the issuance by the Company of shares of Common Stock pursuant to the Merger Agreement, (iii) for the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (iv) for the grant by the Company of any option or right to purchase up to an aggregate of [ ] shares of Common Stock pursuant to the Company's 1999 Equity Incentive Plan or 1999 Employee Stock Purchase Plan, each as in effect on the date of this Agreement; provided that no such options or rights shall be exercisable prior to the expiration of the 365-day period referred to in this Section, and (v) for the issuance by the Company of shares of Common Stock in connection with a merger with or acquisition of a corporation or entity that is not an affiliate of the Company or an acquisition of the assets or property of a corporation or entity that is not an affiliate of the Company, for a period of 365 days after the commencement of the public offering of the Securities by the Underwriters.

                  (xi) The Company and Antigenics L.L.C. either have caused to be delivered to you or will cause to be delivered to you prior to the effective date of the Registration Statement a letter from each of Antigenics L.L.C.'s directors and officers and the equityholders listed on Schedule II, substantially in the form of Exhibit A hereto, stating that such person agrees that he or she will not, without your prior written consent, offer for sale, sell, contract to sell or otherwise dispose of any shares of Common Stock, equity interests in Antigenics L.L.C. or rights to purchase Common Stock or equity interests in Antigenics L.L.C. for a period of 365 days after commencement of the public offering of the Securities by the Underwriters.

                  (xii) Neither the Company nor Antigenics L.L.C. has taken nor will take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities, and has not effected any sales of equity interests or Common Stock which are required to be disclosed in response to

         Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

                  (xiii) Neither the Company nor Antigenics L.L.C. will incur any liability for any finder's or broker's fee or agent's commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

                  (xiv) That in connection with the Directed Share Program, the Company will ensure that the Directed Shares will be restricted to the extent required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of the effectiveness of the Registration Statement. Piper Jaffray will notify the Company as to which Participants will need to be so restricted. The Company will direct the transfer agent to place stop transfer restrictions upon such securities for such period of time.

                  (xv) To comply with all applicable securities and other applicable laws, rules and regulations in each foreign jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

         5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company and Antigenics L.L.C. contained herein, to the performance by the Company and Antigenics L.L.C. of their respective obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement shall have become effective not later than 5:00 p.m., Central time (and any registration statement pursuant to Rule 462(b) shall have become effective not later than 10 p.m., Central time), on the date of this Agreement, or such later time and date as you, as Representatives of the several Underwriters, shall approve and all filings required by Rules 424, 430A and 434 of the Rules and Regulations shall have been timely made; no stop order suspending the effectiveness of the Registration Statement or any amendment thereof shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

                  (b) No Underwriter shall have advised the Company that the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), contains an untrue statement of fact which, in your reasonable opinion, is material, or omits to state a fact which, in your reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

                  (c) Except as contemplated in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, none of the Company, Antigenics L.L.C. or its subsidiary shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the equity capital or capital stock (other than a change in the number of outstanding shares of Common Stock or members' equity units of Antigenics L.L.C. due to the issuance of shares or units upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company or Antigenics L.L.C., or any issuance of options, warrants, convertible securities or other rights to purchase the equity capital or capital stock of the Company, Antigenics L.L.C. or its subsidiary, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company or Antigenics L.L.C. and its subsidiary, taken as a whole, that, in your judgment, makes it impractical or inadvisable to offer or deliver the Securities on the terms and in the manner contemplated in the Prospectus.

                  (d) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Palmer & Dodge LLP, counsel for the Company, dated such Closing Date and addressed to you, to the effect that:

                  (i) Each of the Company, Antigenics L.L.C. and its subsidiary has been duly organized and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company, Antigenics L.L.C. and its subsidiary has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement and Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a material adverse effect upon the business, condition (financial or otherwise) or properties of the Company or Antigenics L.L.C. and its subsidiary, taken as a whole.

                  (ii) The capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock." All of the issued and outstanding shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and the holders thereof are not subject to personal liability by reason of being such holders. The Securities to be issued and sold by the Company hereunder have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders. Except as otherwise stated in the Registration Statement and Prospectus, there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company's charter, by-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound. Except as described in the Registration Statement and the Prospectus, to the best of such counsel's knowledge, neither the filing of the Registration Statement nor the offering or sale of the Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company.

                  (iii) The Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of such counsel, threatened by the Commission.

                  (iv) The descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown in all material respects; and such counsel does not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required in all material respects, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

                  (v) Each of the Company and Antigenics L.L.C. has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by each of the Company and Antigenics L.L.C. and constitutes a valid, legal and binding obligation of the Company and Antigenics L.L.C. enforceable in accordance with its terms (except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity); the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation, any agreement or instrument known to such counsel to which the Company or Antigenics L.L.C. is a party or by which either of them is bound or to which any of their respective property is subject, the Company's or Antigenics L.L.C.'s charter or by-laws or similar organizational documents, or any order or decree known to such counsel of any court or governmental agency or body having jurisdiction over the Company or Antigenics L.L.C. or any of their respective properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the

         Securities by the Company, except such as may be required under the Act or state securities laws.

                  (vi) To the best of such counsel's knowledge, none the Company, Antigenics L.L.C. or its subsidiary is in violation of its respective charter or by-laws or other organizational documents. To the best of such counsel's knowledge, none of the Company, Antigenics L.L.C. or its subsidiary is in breach of or otherwise in default in the performance of any material obligation, agreement or condition contained in any bond, debenture, note, indenture, loan agreement or any other material contract, lease or other instrument to which it is subject or by which any of them may be bound, or to which any of the material property or assets of the Company, Antigenics L.L.C. or its subsidiary is subject.

                  (vii) Neither Antigenics L.L.C. nor the Company is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement and the Prospectus, the Company will not be an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                  (viii) The Merger Agreement dated as of __________, 2000, between the Company and Antigenics L.L.C. has been duly authorized, executed and delivered by each of the parties thereto and constitutes a legal valid and binding obligation of each of the parties thereto enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency or similar laws affecting the rights of creditors generally and subject to general principles of equity).

                  (ix) The Registration Statement and the Prospectus, and any amendment thereof or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; and on the basis of conferences with officers of the Company, examination of documents referred to in the Registration Statement and Prospectus and such other procedures as such counsel deemed appropriate, nothing has come to the attention of such counsel that causes such counsel to believe that the Registration Statement or any amendment thereof, at the time the Registration Statement became effective and as of such Closing Date (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (as of its date and as of such Closing Date), as amended or supplemented, includes any untrue statement of material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that such counsel need express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause.

                  (x) The offering, sale and delivery of members' equity units and warrants by Antigenics L.L.C. completed in November 1999 was exempt from the registration requirements of the Securities Act.

         In rendering such opinion such counsel may rely (i) as to matters of law other than the Delaware General Corporation Law and federal law, upon the opinion or opinions of local counsel provided that the extent of such reliance is specified in such opinion and that such counsel shall state that such opinion or opinions of local counsel are satisfactory to them and that they believe they and you are justified in relying thereon and (ii) as to matters of fact, to the extent such counsel deems reasonable upon certificates of officers of the Company, Antigenics L.L.C. and its subsidiary provided that the extent of such reliance is specified in such opinion.

                  (e) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Pennie & Edmonds, special patent counsel for the Company and Antigenics L.L.C., dated such Closing Date and addressed to you, to the effect that:

                  (i) The statements made in the Registration Statement and the Prospectus under the captions "Risk Factors--Risks Related to Our Business--If we are unable to protect our proprietary technology, trade secrets or know-how, we may not be able to operate our business profitably and "Business--Our Intellectual Property Portfolio" (collectively, the "Patent Sections") insofar as such statements constitute a summary of statutes, regulations, rules, legal matters, documents or proceedings referred to therein, fairly present the information set forth therein with respect to such statutes, regulations, rules, legal matters, documents or proceedings.

                  (ii) Except as described in the Registration Statement and the Prospectus and except for patent applications pending, there are no legal or governmental proceedings relating to patent rights of the Company to which the Company is a party, and to such counsel's knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

                  (iii) Except as described in the Registration Statement and the Prospectus, to the knowledge of such counsel, the Company has not received any communications in which it is alleged that the Company is infringing or violating the patents or other intellectual property rights of third parties.

                  (iv) Nothing has come to the attention of such counsel that causes such counsel to believe that the Patent Sections in (A) the Registration Statement or any amendment thereof, at the time the Registration Statement became effective and as of such Closing Date (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or

         (B) the Prospectus (as of its date and as of such Closing Date) as amended or supplemented, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (f) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, the opinion of Venable, Baetjer, Howard & Civiletti, LLP, special regulatory counsel for the Company and Antigenics L.L.C., dated such Closing Date and addressed to you, to the effect that:

                  (i) The statements made in the Registration Statement and the Prospectus under the captions "Risk Factors--Risks Related to Our Business--We do not currently generate any revenue, and we cannot guarantee that we will ever commercialize any of our immunotheraputics and generate revenue in the future," "-- Delays in obtaining regulatory approval of our manufacturing facility and disruptions in our manufacturing process may cause delays in our commercialization efforts" and "Business--Regulatory Considerations" (collectively, the "Regulatory Sections") insofar as such statements constitute a summary of statutes, regulations, rules, legal matters, documents or proceedings referred to therein, are accurate summaries and fairly present the information set forth therein with respect to such statutes, regulations, rules, legal matters, documents or proceedings.

                  (ii) Nothing has come to the attention of such counsel that causes such counsel to believe that the Regulatory Sections in (A) the Registration Statement or any amendment thereof, at the time the Registration Statement became effective and as of such Closing Date (including any Registration Statement filed under Rule 462(b) of the Rules and Regulations), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or
         (B) the Prospectus (as of its date and as of such Closing Date) as amended or supplemented, included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (g) On each Closing Date, there shall have been furnished to you, as Representatives of the several Underwriters, such opinion or opinions from Shearman & Sterling, counsel for the several Underwriters, dated such Closing Date and addressed to you, with respect to the due incorporation of the Company, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

                  (h) On each Closing Date you, as Representatives of the several Underwriters, shall have received a letter of KPMG LLP, dated such Closing Date and addressed to you, confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under

Rule 2-01 of Regulation S-X of the Commission, and stating, as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of such letter), the conclusions and findings of said firm with respect to the financial information and other matters covered by its letter delivered to you concurrently with the execution of this Agreement, and the effect of the letter so to be delivered on such Closing Date shall be to confirm the conclusions and findings set forth in such prior letter.

                  (i) On each Closing Date, there shall have been furnished to you, as Representatives of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the chief executive officer of each of the Company and Antigenics L.L.C., to the effect that:

                  (i) The representations and warranties of the Company and Antigenics L.L.C. in this Agreement are true and correct, in all material respects, as if made at and as of such Closing Date, and the Company and Antigenics L.L.C. have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to such Closing Date;

                  (ii) No stop order or other order suspending the effectiveness of the Registration Statement or any amendment thereof or the qualification of the Securities for offering or sale has been issued, and no proceeding for that purpose has been instituted or, to the best of their knowledge, is contemplated by the Commission or any state or regulatory body; and

                  (iii) The signers of said certificate have carefully examined the Registration Statement and the Prospectus, and any amendments thereof or supplements thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), and (A) such documents contain all statements and information required to be included therein, the Registration Statement, or any amendment thereof, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, does not include any untrue statement of material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (B) since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented prospectus which has not been so set forth, (C) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, none of the Company, Antigenics L.L.C. or its subsidiary has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, not in the ordinary course of business, or declared or paid any dividends or made any distribution of any kind with respect to its equity capital or capital stock, and except as disclosed in the Prospectus, there has not been any change in the equity capital or capital stock (other than a change in the number of outstanding shares of Common Stock or members' equity units of Antigenics

         L.L.C. due to the issuance of shares or units upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt, or any issuance of options, warrants, convertible securities or other rights to purchase the equity capital or capital stock, of the Company, Antigenics L.L.C. or its subsidiary, or any material adverse change or any development involving a prospective material adverse change (whether or not arising in the ordinary course of business), in the general affairs, condition (financial or otherwise), business, key personnel, property, prospects, net worth or results of operations of the Company or Antigenics L.L.C. and its subsidiary, taken as a whole, and (D) except as stated in the Registration Statement and the Prospectus, there is not pending, or, to the knowledge of the Company or Antigenics L.L.C., threatened or contemplated, any action, suit or proceeding to which the Company, Antigenics L.L.C. or its subsidiary is a party before or by any court or governmental agency, authority or body, or any arbitrator, which might result in any material adverse change in the condition (financial or otherwise), business, prospects or results of operations of the Company and its subsidiary, taken as a whole.

                  (j) The "lock-up" agreements, each substantially in the form of Exhibit A hereto, between you and the directors, officers and the equityholders of Antigenics L.L.C. listed on Schedule II relating to sales and certain other dispositions of Common Stock or certain other securities, delivered to you, shall be in full force and effect.

                  (k) The Common Stock shall have been approved for listing on the NASDAQ National Market, subject only to official notice of issuance.

                  (l) The Merger shall have been consummated.

                  (m) The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

         6.       Indemnification and Contribution.

                  (a) Each of the Company and Antigenics L.L.C., jointly and severally, agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company) and Antigenics L.L.C., insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rules 430A and 434(d) of the Rules and Regulations, if applicable, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that neither the Company nor Antigenics L.L.C. shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company and Antigenics L.L.C. by you, or by any Underwriter through you, specifically for use in the preparation thereof.

         Each of the Company and Antigenics L.L.C., jointly and severally, agrees to indemnify and hold harmless Piper Jaffray against any losses, claims, damages or liabilities, joint or several, to which Piper Jaffray may become subject (including in settlement of any litigation if such settlement is effected with the written consent of the Company and Antigenics L.L.C.), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the prospectus wrapper material prepared by or with the consent of the Company and Antigenics L.L.C. for distribution in foreign jurisdictions in connection with the Directed Share Program attached to the Prospectus or any preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, when considered in conjunction with the Prospectus or any applicable preliminary prospectus, not misleading; (ii) the failure of any Participant to pay for and accept delivery of the shares which, immediately following the effectiveness of the Registration Statement, were subject to a properly confirmed agreement to purchase; or (iii) relating to, arising out of, or in connection with the Directed Share Program, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, that neither the Company nor Antigenics L.L.C. shall be responsible under this subparagraph (iii) for any losses, claim, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Piper Jaffray.

         In addition to its other obligations under this Section 6(a) and subject to Section 6(c) of this Agreement, each of the Company and Antigenics L.L.C. agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding in respect of which indemnity may be sought pursuant to this Section 6(a), it will reimburse each Underwriter on a monthly basis for all reasonable legal fees or other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's or Antigenics L.L.C.'s obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, the Underwriter that received such payment shall promptly return it to the party that made such payment, together with interest, compounded daily, determined on the basis of the prime rate (or other commercial lending rate for borrowers of the highest credit standing) announced from time to time by ____________________ (the "Prime Rate"). Any such interim reimbursement payments which are not made to an Underwriter within 30 days of a request for reimbursement shall bear interest at the Prime Rate from the date of such request. This indemnity agreement shall be in addition to any liabilities which the Company or Antigenics L.L.C. may otherwise have.

                  (b) Each Underwriter will indemnify and hold harmless the Company and Antigenics L.L.C. against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto (including any term sheet within the meaning of Rule 434 of the Rules and Regulations), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company and Antigenics L.L.C. by you, or by such Underwriter through you, specifically for use in the preparation thereof, and will reimburse the Company and Antigenics L.L.C. for any legal or other expenses reasonably incurred by the Company and Antigenics L.L.C. in connection with investigating or defending against any such loss, claim, damage, liability or action.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall relieve the indemnifying party from any liability that it may have to any indemnified party only to the extent the indemnifying party is materially prejudiced as a result of such omission and in any event shall not relieve it from any liability which it may have otherwise than on account of this agreement. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party's election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, due to the fact that named parties to any such proceeding (including any impleaded parties) include both the indemnifying and indemnified parties, it is advisable for the Underwriters to be represented as a group by separate counsel due to actual or potential differing interests between the Underwriters and the Company and Antigencis L.L.C., the Representatives shall have the right to employ a single counsel to represent the Representatives and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred (in accordance with the provisions of the third paragraph in subsection (a) above). Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the second paragraph of
Section 6(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Piper Jaffray for the defense of any losses, claims, damages and liabilities arising out of the Directed Share Program, and all persons, if any, who control Piper Jaffray within the meaning of the Act. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing.

                  (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and Antigenics L.L.C. on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Antigenics L.L.C. on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Antigenics L.L.C. on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, Antigenics L.L.C. and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection
(d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company and Antigenics L.L.C. under this Section 6 shall be in addition to any liability which the Company and Antigenics L.L.C. may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 6 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company and Antigenics L.L.C. (including any person who, with his consent, is named in the Registration Statement as about to become a director of the Company), to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company and Antigenics L.L.C. within the meaning of the Act.

         7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company and Antigenics L.L.C. herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters and the Company and Antigenics L.L.C. contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company, Antigenics L.L.C. or any of their respective officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Securities to and by the Underwriters hereunder.

         8.       Substitution of Underwriters.

                  (a) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule I hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

                  (b) If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule I hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor Antigenics L.L.C. shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(viii) and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or Antigenics L.L.C. (except to the extent provided in Section 6 hereof).

         If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this
Section 8.

         9.       Effective Date of this Agreement and Termination.

                  (a) This Agreement shall become effective at 10:00 a.m., Central time, on the first full business day following the effective date of the Registration Statement, or at such earlier time after the effective time of the Registration Statement as you in your discretion shall first release the Securities for sale to the public; provided, that if the Registration Statement is effective at the time this Agreement is executed, this Agreement shall become effective at such time as you in your discretion shall first release the Securities for sale to the public. For the purpose of this Section, the Securities shall be deemed to have been released for sale to the public upon release by you of the publication of a newspaper advertisement relating thereto or upon release by you of telexes offering the Securities for sale to securities dealers, whichever shall first occur. By giving notice as hereinafter specified before the time this Agreement becomes effective, you, as Representatives of the several Underwriters, or the Company may prevent this Agreement from becoming effective without liability of any party to any other party, except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

                  (b) You, as Representatives of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b), if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) either the Company or Antigenics L.L.C. shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder in any material respect, (ii) any other condition of the Underwriters' obligations hereunder in any material respect is not fulfilled, (iii) trading on the New York Stock Exchange, the American Stock

Exchange or the NASDAQ National Market System shall have been wholly suspended,
(iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the New York Stock Exchange or the American Stock Exchange, by such Exchange or by order of the Commission or any other governmental authority having jurisdiction, (v) a banking moratorium shall have been declared by Federal or New York authorities, or (vi) there has occurred any material adverse change in the financial markets in the United States or an outbreak of major hostilities (or an escalation thereof) in which the United States is involved, a declaration of war by Congress, any other substantial national or international calamity or any other event or occurrence of a similar character shall have occurred since the execution of this Agreement that, in your judgment, makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Securities. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(viii) and Section 6 hereof shall at all times be effective.

                  (c) If you elect to prevent this Agreement from becoming effective or to terminate this Agreement as provided in this Section, the Company shall be notified promptly by you by telephone or telegram, confirmed by letter. If the Company elects to prevent this Agreement from becoming effective, you shall be notified by the Company by telephone or telegram, confirmed by letter.

         10. Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Securities which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party.

         No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

         11. Information Furnished by Underwriters. The statements set forth in
(I) the third paragraph of text under the caption "Underwriting" concerning the terms of the offering by the Underwriters, (ii) the seventh paragraph of text under the caption "Underwriting" concerning the terms of the offering by the Underwriters and (iii) the eighth paragraph of text under the caption "Underwriting" concerning stabilization and over-allotment in the Prospectus constitute the written information furnished by or on behalf of the Underwriters referred to in Section 2 and Section 6 hereof.

         12. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be mailed or delivered to the Representatives c/o U.S. Bancorp Piper Jaffray, Piper Jaffray Tower, 222 South Ninth Street, Minneapolis, Minnesota 55402, except that notices given to an Underwriter pursuant to Section 6 hereof shall be sent to such Underwriter at the address stated in the Underwriters' Questionnaire furnished by such Underwriter in connection with this offering; if to the Company, shall be mailed or delivered to it at 630 Fifth Avenue, Suite 2100, New York, NY 10011
Attention: Garo H. Armen; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

         13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term "successors and assigns" as herein used shall not include any purchaser, as such purchaser, of any of the Securities from any of the several Underwriters.

         14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                            [Signature Page Follows]

         Please sign and return to the Company and Antigenics L.L.C. the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company, Antigenics L.L.C. and the several Underwriters in accordance with its terms.

                                        Very truly yours,

                                        ANTIGENICS INC.


                                        By: ______________________
                                                 Title:


                                        ANTIGENICS L.L.C.


                                        By: ______________________
                                                 Title:

Confirmed as of the date first above mentioned, on behalf of themselves and the other several Underwriters named in Schedule I hereto.

U.S. BANCORP PIPER JAFFRAY INC.


By: ____________________________
         Title:


FLEETBOSTON ROBERTSON STEPHENS INC.


By: ____________________________
         Title:

                                   SCHEDULE I




Underwriter                                            Number of Firm Shares (1)
-----------                                            -------------------------

U.S. Bancorp Piper Jaffray Inc..................
FleetBoston Robertson Stephens Inc..............










                                                               ---------

Total                                                          3,000,000
                                                               =========


-----------------

(1) The Underwriters may purchase up to an additional 450,000 Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

                                   SCHEDULE II

                      [List of Persons Subject to Lock-up]

                                    EXHIBIT A


                           [FORM OF LOCK-UP AGREEMENT]

                                                               -----------, ----

U.S. Bancorp Piper Jaffray Inc.
FleetBoston Robertson Stephens Inc.
as Representatives of the several Underwriters
c/o U.S. Bancorp Piper Jaffray Inc.
Piper Jaffray Tower
222 South Ninth Street
Minneapolis, Minnesota  55402

Ladies and Gentlemen:

                  The undersigned understands that U.S. Bancorp Piper Jaffray Inc. ("Piper Jaffray") proposes to enter into a Purchase Agreement (the "Purchase Agreement") with Antigenics, Inc., a Delaware corporation (the "Company"), and Antigenics L.L.C., a Delaware limited liability company, providing for the public offering (the "Public Offering") by the several Underwriters, including Piper Jaffray (the "Underwriters"), of shares of the Common Stock, par value $0.01 per share, of the Company (the "Common Stock").

                  To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Piper Jaffray on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 365 days after the date of the final prospectus relating to the Public Offering (the "Lock-Up Period"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including any equity interest in Antigenics L.L.C., or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock or equity interests in Antigenics L.L.C., whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock, equity interests in Antigenics L.L.C. or such other securities, in cash or otherwise; provided however, that securities acquired by the undersigned in the November 1999 private placement of Antigencis L.L.C. are not subject to this agreement. The foregoing sentence shall not apply to (a) if the undersigned is an individual, he or she may transfer Common Stock or equity interests in Antigenics L.L.C. during his or her lifetime or upon death by gift, will or intestacy pursuant to the laws of descent and distribution, (b) transfers to affiliates (as defined in Regulation C under the Securities Act of 1933, as amended) of the undersigned, (c) transfers as a distribution to limited partners, members or shareholders of the undersigned, (d) transfers occurring by operation of law or (e) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering; provided that any transferee pursuant to clauses (a), (b), (c) or (d) of this sentence shall execute a lock-up agreement in substantially the form hereof covering the remainder of the Lock-Up Period under this Agreement. In addition, the undersigned agrees that, without the prior written consent of Piper Jaffray on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 365 days after the date of the prospectus relating to the Public Offering, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock, including any equity interest in Antigenics L.L.C.

                  The undersigned confirms that the agreements of the undersigned are irrevocable and shall be binding upon the undersigned's legal representatives successors and assigns. The undersigned agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of any Common Stock held by the undersigned except in compliance with the terms and conditions of this Agreement. The undersigned also understands that the Company and the Underwriters will proceed with the Public Offering in reliance on this Agreement. Notwithstanding anything else herein, in the event the registration statement relating to the Public Offering is not declared effective by the Securities and Exchange Commission on or prior to April 30, 2000, the terms and provisions of this Agreement shall be of no further force or effect.

                  Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to the Purchase Agreement, the terms of which are subject to negotiation between the Company, Antigenics L.L.C.
and the Underwriters.


                                     Very truly yours,



                                     (Name)


                                     (Address)




                                      A-II